UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry in a Material Definitive Agreement

On May 21, 2013, Arista Power, Inc. (the “Company”) entered into an Agreement (the “Financial Advisory Agreement”) with Sunrise Securities Corp. (“Sunrise Securities”) in connection with a possible private or public placement of debt, equity-linked or equity securities or other interests of, or other privately placed, issued or arranged financing for, the Company or any affiliate thereof.  If Sunrise Securities raises at least $1.0 million in funding for the Company, Sunrise Securities will become the exclusive investment banker during the term of the Financial Advisory Agreement.  The term of the Financial Advisory Agreement is nine months, unless terminated earlier by Sunrise Securities.

On May 21, 2013, Arista Power, Inc. (the “Company”) entered into an Agreement (the “Strategic Advisory Agreement”) with Sunrise Financial Group, Inc. (“Sunrise Financial”) pursuant to which Sunrise Financial has agreed to act as a Strategic Advisor to the Company.  The term of the Strategic Advisory Agreement is two years.  Pursuant to the Strategic Advisory Agreement, Sunrise Financial will provide the Company introductions to building owners and managers for purposes of selling Arista’s products and services including its “Power On Demand” solutions.  Compensation to Sunrise Financial pursuant to the Strategic Advisory Agreement includes:  (1) an annual fee, payable in shares of Common Stock of the Company; (2) a commission on each sale of a Company system to an entity introduced to the Company by Sunrise Financial; and (3) warrants to purchase shares of Common Stock of the Company at a price of $0.73 per share.

The foregoing description and the transactions completed in connection therewith do not purport to be complete and are qualified in their entirety by the full text of the Financial Advisory Agreement and the Strategic Advisory Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on May 21, 2013, the Company issued warrants to purchase shares of Common Stock of the Company and shares of Common Stock of the Company.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On May 22, 2013, Arista Power, Inc. (the “Company”) appointed Molly Hedges, age 57, as Chief Financial Officer.  Ms. Hedges previously served as the Company’s Vice President of Finance, Controller and Corporate Secretary, and as the Company’s Principal Financial Officer and Principal Accounting Officer.  In addition to being the Company’s Chief Financial Officer, Ms. Hedges will continue as the Company’s Controller, Corporate Secretary, Principal Financial Officer and Principal Accounting Officer.  Ms. Hedges will continue to report to the Company's Chief Executive Officer.

On May 22, 2013, the Company and Ms. Hedges entered into an Amendment No. 2 to Employment Agreement that revised the March 1, 2010 Employment Agreement between the parties to reflect Ms. Hedges’ position of Chief Financial Officer and Principal Financial Officer.  All other terms and provisions of the Employment Agreement remain unchanged.  A copy of the Amendment No. 2 to Employment Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Ms. Hedges and the Company entered into a Stock Option Award Agreements dated March 1, 2010 (the “2010 Stock Option Award Agreement”) and November 22, 2011 (the “2011 Stock Option Award Agreement”).

The Employment Agreement provides for an initial three-year employment term, which term automatically renews for successive one-year terms unless terminated by Ms. Hedges or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  The initial three-year employment term ended on March 1, 2013, and the Employment Agreement was automatically renewed for a one-year term as neither Ms. Hedges nor the Company terminated the Employment Agreement at least sixty days prior to the end of the term then in effect.  Pursuant to the Employment Agreement, Ms. Hedges’ base compensation is $152,000.

Under the terms of the Employment Agreement and 2010 Stock Option Award Agreement, Ms. Hedges was granted stock options to purchase 5,000 shares of the Company's common stock under the Company's 2008 Equity Incentive Plan, which vested 1,700 shares on March 1, 2011, 1,650 shares on March 1, 2012 and 1,650 shares on March 1, 2013.  The exercise price was initially set under the 2010 Stock Option Award Agreement at $11.40 per share, which is equal to the last trading price of the Company's common stock on the OTCBB on March 1, 2010.  Pursuant to the 2011 Stock Option Award Agreement, Ms. Hedges was granted stock options to purchase 5,000 shares of the Company's common stock under the Company's 2008 Equity Incentive Plan, which vested 1,700 shares on November 22, 2012, and is scheduled to vest 1,650 shares on each of November 22, 2013 and November 22, 2014.  The exercise price was initially set 2011 Stock Option Award Agreement at $2.00 per share, which is equal to the last trading price of the Company's common stock on the OTCBB on November 22, 2011.  As previously reported by the Company in its Current Report on Form 8-K filed April 27, 2010, which report is incorporated herein by reference, on April 26, 2010, the Company issued Ms. Hedges warrants to purchase 57,500 shares of the Company's common stock at an exercise price that was initially $5.00 per share.  The warrants were issued in connection with her, and other officers and shareholders providing limited guaranties to secure borrowings under the Company's new $1,000,000 working capital revolving line of credit.  All option amounts, warrant amounts and exercise prices described above have been adjusted to give effect to the one-for-twenty reverse stock split in December 2011, as described in Note 5 to the Company’s consolidated financial statements contained in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2013.  On November 8, 2012, the exercise prices of the options issued pursuant to the 2010 Stock Option Award Agreement and the 2011 Stock Option Award Agreement and the above-described warrant were re-priced to $1.67 per share, which is equal to the last trading price of the Company's common stock on the OTCBB on November 8, 2012.

Ms. Hedges is subject to a non-competition covenant during the term of her employment and for a period of one (1) year thereafter. Upon termination of Ms. Hedges' employment for any reason, she is entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination. If Ms. Hedges' employment is terminated without “Good Cause,” as defined in the Employment Agreement, she is also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times her annual salary, and payment of health insurance premiums for herself and her family for twelve months immediately after termination.

The above description is a summary only and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

There is no arrangement or understanding between Ms. Hedges and any other person, pursuant to which Ms. Hedges is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Ms. Hedges and any other person that would require disclosure under Item 401(d) of Regulation S-K. Ms. Hedges is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Prior to joining the Company, Ms. Hedges had been previously employed as Vice President of Finance and Controller at Ultralife Corporation (formerly known as Ultralife Batteries Inc., “Ultralife”). Ms. Hedges joined Ultralife in 2000. Ms. Hedges has a B.S. in Accounting from Ithaca College.

With the exception of the Employment Agreement (including all amendments thereto), the 2010 Stock Option Award Agreement and the 2011 Stock Option Award Agreement described above, there is no material plan, contract or arrangement to which Ms. Hedges is a party, or in which she participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of her appointment.

(e)    At the Annual Meeting of Shareholders of Arista Power, Inc. (the “Company”) on May 22, 2013, the shareholders (the “Shareholders”) of the Company voted and approved an Amendment to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) pursuant to which:  (1) each independent director is automatically awarded an annual compensation of 20,000 fully vested stock options pursuant to the terms of the 2008 Plan, an increase from 10,000 stock options; (2) the Chairman of the Board and the Chairman of the Audit Committee is automatically awarded additional annual compensation of 10,000 fully vested stock options pursuant to the terms of the 2008 Plan, an increase from 5,000 and 1,650 respectively; and (3) the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee is automatically awarded additional annual compensation of 7,500 fully vested stock options pursuant to the terms of the 2008 Plan, an increase from no additional compensation for holding such positions.  A new independent director who becomes a member of the Board of Directors, the Chairman of the Board and/or a Chairman of a Committee of the Board during the course of the calendar year will receive an automatic grant on the date that he or she becomes a director in the amounts specified above, pro-rated based on the calendar month of the year in which such person became a director and/or Chairman, as applicable.

Any person who is a current or prospective director, officer, employee or consultant of the Company is eligible to receive awards under the 2008 Plan. A description of the material terms of the Plan and the amendments thereto approved by the shareholders was included in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2013.

The above description of the 2008 Plan and the amendments thereto approved by the Shareholders is not intended to be complete and is qualified in its entirety by the specific language in the 2008 Plan, a copy of which is included as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Arista Power, Inc. was held on May 22, 2013.  Shareholders voted on the matters set forth below.

1)    The Shareholders elected the following nominees to the Board of Directors for a three-year term based upon the following votes:

Nominee	Votes For	Votes Against	Broker Non-Votes
Dov Schwell	8,176,413	221,844	2,088,685
Steven DiNunzio	8,176,863	221,394	2,088,685

            2)    The Shareholders approved the Company’s Amended and Restated 2008 Equity Incentive Plan based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,345,030	43,152	10,075	2,088,685

3)    The Shareholders ratified the appointment of EFP Rotenberg LLP as the Company’s independent registered public accounting firm based upon the following votes:

Votes For	Votes Against	Abstentions
10,321,446	135,153	30,343

There were no broker non-votes for this item.

Item 9.01

(d)   Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Employment Agreement between Arista Power, Inc. and Molly Hedges, dated as of May 22, 2013.

10.2	Amended and Restated 2008 Equity Incentive Plan of Arista Power, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: May 28, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Employment Agreement between Arista Power, Inc. and Molly Hedges, dated as of May 22, 2013.

10.2	Amended and Restated 2008 Equity Incentive Plan of Arista Power, Inc.